Exhibit 99.3

CURT ACQUISITION HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2019

Contents
Page

Consolidated Financial Statements (Unaudited)
Unaudited balance sheet	2
Unaudited statements of income	4
Unaudited statements of stockholders’ equity	5
Unaudited statements of cash flows	6
Notes to unaudited consolidated financial statements	8

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED BALANCE SHEET
September 30, 2019

September 30,
ASSETS	2019

CURRENT ASSETS
Cash	$301,567
Accounts receivable, net	40,390,563
Inventories, net	68,066,602
Prepaid expenses and other assets	2,486,076

Total current assets	111,244,808

PROPERTY AND EQUIPMENT, NET	24,753,847

GOODWILL	33,298,938

INTANGIBLE ASSETS, NET	65,501,685

OTHER ASSETS	176,973

TOTAL ASSETS	$234,976,251

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED BALANCE SHEET - CONTINUED
September 30, 2019

September 30,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2019

CURRENT LIABILITIES
Accounts payable	$17,963,355
Accrued expenses	11,076,522
Current portion of long-term debt	3,618,932
Current portion of capital lease obligation	619,829

Total current liabilities	33,278,638

DEFERRED TAX LIABILITY, NON-CURRENT, NET	11,843,000

OTHER LONG-TERM LIABILITIES	1,013,724

LONG-TERM DEBT, NET	166,224,754

CAPITAL LEASE OBLIGATION, NET OF CURRENT PORTION	3,288,599

Total liabilities	215,648,715

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 1,000 shares authorized and issued	10
Additional paid-in capital	53,319,605
Accumulated deficit	(33,992,079)

Total stockholders’ equity	19,327,536

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$234,976,251

The accompanying notes are an integral part of these consolidated statements.

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
Nine months ended September 30, 2019 and 2018

	Nine Months Ended September 30,
	2019	2018

Net sales	$213,598,869	$206,395,623

Cost of sales	145,138,637	134,696,895

Gross profit	68,460,232	71,698,728

Operating expenses
Selling, general and administrative expenses	53,709,114	54,507,194

Income from operations	14,751,118	17,191,534

Other expense
Interest expense	11,809,252	10,203,425

Income before income tax expense	2,941,866	6,988,109

Income tax expense	2,452,597	3,698,589

NET INCOME	$489,269	$3,289,520

The accompanying notes are an integral part of these consolidated statements.

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Nine months ended September 30, 2019 and 2018

			Additional		Total
	Common stock		paid-in	Accumulated	stockholders’
	Shares	Value	capital	deficit	equity

Balance at January 1, 2018	1,000	$10	$78,726,942	$(33,808,163)	$44,918,789

Capital contributions	—	—	3,954,015	—	3,954,015

Dividends paid	—	—	(30,000,000)	—	(30,000,000)

Net income	—	—	—	3,289,520	3,289,520

Balance at September 30, 2018	1,000	$10	$52,680,957	$(30,518,643)	$22,162,324

			Additional		Total
	Common stock		paid-in	Accumulated	stockholders’
	Shares	Value	capital	deficit	equity

Balance at January 1, 2019	1,000	$10	$53,319,605	$(34,481,348)	$18,838,267

Net income	—	—	—	489,269	489,269

Balance at September 30, 2019	1,000	$10	$53,319,605	$(33,992,079)	$19,327,536

The accompanying notes are an integral part of these consolidated statements.

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine months ended September 30, 2019 and 2018

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income	$489,269	$3,289,520

Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of acquisitions
Depreciation	4,443,360	4,210,997
Amortization of intangibles	6,491,200	7,237,234
Amortization of deferred financing costs	345,851	683,564
Loss on sale of assets	1,806	(6,694)
Deferred income taxes	—	(472,000)
Changes in operating assets and liabilities
Accounts receivable	(7,294,641)	(16,263,299)
Inventories	10,307,007	(11,137,663)
Prepaid expenses and other assets	(716,774)	(690,779)
Accounts payable	(7,310,650)	6,871,362
Accrued expenses	2,189,636	485,477
Other long-term liabilities	126,423	54,234
Net cash provided by (used in) operating activities	9,072,487	(5,738,047)

Cash flows from investing activities
Assets acquired in asset purchase agreements	(136,111)	(2,625,000)
Purchases of property and equipment, net of acquisitions	237,305	64,814
Proceeds from sale of assets	(3,207,177)	(4,942,682)
Net cash used in investing activities	(3,105,983)	(7,502,868)

Cash flows from financing activities
Proceeds from line of credit	53,109,589	57,049,146
Repayments of line of credit	(55,953,261)	(45,525,256)
Borrowings of long-term debt	—	15,000,000
Payments of long-term debt	(2,639,190)	(2,301,693)
Payments on capital lease	(496,297)	(314,713)
Dividends paid	—	(30,000,000)
Capital contributions	—	3,954,015
Net cash used in financing activities	(5,979,159)	(2,138,501)
Net decrease in cash	(12,655)	(15,379,416)
Cash at beginning of period	314,222	15,954,998
Cash at end of period	$301,567	$575,582

The accompanying notes are an integral part of these consolidated statements.

Curt Acquisition Holdings, Inc. and Subsidiaries
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
Nine months ended September 30, 2019 and 2018

	Nine Months Ended September 30,
	2019	2018
Supplemental disclosures of cash flow information
Cash paid for
Interest	$9,512,391	$9,925,304
Taxes	2,458,364	1,027,589

Non-cash investing and financing activities
Paid-in-kind interest added to subordinated debt principal	$449,331	$441,446
Capital lease obligation	2,363,444	—
Property and equipment in accounts payable	190,613	370,172

The accompanying notes are an integral part of these consolidated statements.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2019

NOTE A - NATURE OF OPERATIONS

The consolidated financial statements include the accounts of Curt Acquisition Holdings, Inc. and its wholly owned subsidiary, Curt Manufacturing, LLC. Curt Manufacturing, LLC includes its wholly owned subsidiaries, The Hitch Store, LLC, Curt International, LLC, Curt Manufacturing, LTD and Curt Manufacturing Philippines, Inc., (collectively, the Company). The Company develops, manufactures, sells and distributes towing, electrical, aftermarket and tubular products, primarily within North America, to the automotive and truck aftermarket, the recreational vehicle market, the marine market and the trailer manufacturing market. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Revenue Recognition

Under the terms of its sales agreements with customers, the Company recognizes revenue upon shipment of products, when persuasive evidence of an arrangement exists, pricing is fixed, title has transferred and collection is reasonably assured.

Taxes Collected from Customers

Net sales are presented net of taxes collected from customers and remitted to governmental authorities. These taxes include all taxes assessed by a governmental authority that are imposed on and concurrent with a specific revenue-producing transaction between the Company and a customer.

Shipping and Handling

Amounts billed to customers for shipping and handling are included in net sales, and the Company includes corresponding costs for shipping and handling in cost of sales.

Cash

The Company maintains its cash in bank deposit accounts with financial institutions, which at times may exceed federally insured limits. In addition, the Company has cash balances held in foreign banks at September 30, 2019. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Accounts Receivable

The Company extends unsecured credit to customers from sales in the normal course of business and mitigates the associated credit risk by performing credit checks of those customers and pursuing the collections of past-due accounts. Accounts receivable are carried at the original invoice amount less an allowance for uncollectible accounts, as well as an allowance for returns. Management regularly reviews customer accounts and provides an allowance for those amounts when it considers them uncollectible. The actual amount of accounts that is not collected in a timely manner may differ from the allowance estimated by management. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out method. Provisions are made to reduce excess and obsolete inventories to their net realizable value.

During 2018, the Company began leasing Mexican manufacturing facilities under the “maquiladora” program. Pursuant to this program, materials and components owned by the Company are transferred to a third-party Mexican operation, where they are used to produce finished goods. The finished goods are returned to the United States and the Company reimburses the Mexican company for their manufacturing costs through a third-party vendor relationship.

Property and Equipment

Property and equipment are stated at cost. As a result of the acquisitions, property and equipment acquired were stated at fair value, which approximated net book value on acquisition date. Expenditures for additions and improvements are capitalized at cost, while replacements, maintenance and repairs that do not improve or extend the useful lives of the respective assets are expensed as incurred. Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses charged to selling, general and administrative expenses.

Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets as follows:

Asset description	Life
Leasehold improvements	5 - 15 years
Machinery and equipment	3 - 15 years
Furniture and office equipment	3 - 10 years
Vehicles	3 - 5 years

Goodwill

Goodwill represents the excess of purchase price paid over net assets acquired in a business combination. The Company evaluates the carrying value of goodwill, which represents the excess of the purchase price over the underlying tangible and intangible assets acquired and liabilities assumed, at year end and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances include, but are not limited to (1) a significant change in legal factors or business climate, (2) unanticipated competition, (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company first compares the fair value of the reporting unit to the carrying amount. If the carrying amount exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. No events were identified during the nine months ended September 30, 2019 and 2018, which would require the Company to perform an impairment evaluation.

Impairment of Long-lived and Intangible Assets

The Company reviews its long-lived and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets, the carrying values are reduced to the estimated fair value. No events were identified during the nine months ended September 30, 2019 and 2018, which would require the Company to perform an impairment test.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

Fair Value Measurements

Authoritative accounting guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants.

Subordinated and term debt – Management believes the carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

Other – Management believes the carrying amount of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximates fair value as of December 31, 2018, due to the short-term nature of these accounts.

Deferred Financing Costs

Deferred financing costs consist of amounts paid to lenders and third parties in connection with obtaining debt financing and are recorded as a direct deduction from the carrying amount of the debt liability. The costs are amortized using the straight-line method over the term of the related debt agreements. The related amortization expense is included in interest expense in the accompanying consolidated statement of operations.

NOTE C - ACQUISITIONS

On February 20, 2018, Curt Acquisition Holdings, Inc. purchased certain assets of Rock-Slide Engineering, LLC for an aggregate purchase price of $2,625,000. The following table summarizes the consideration paid for the assets acquired on the date of acquisition:

Intangible assets	$2,250,000
Property and equipment	300,000
Inventory	75,000

$2,625,000

NOTE D - INVENTORIES

Inventories consist of the following at September 30, 2019:

Finished goods	$50,549,799
Work-in-process	4,751,761
Raw materials	12,496,651
Inventory in transit	2,418,536
Excess/obsolescence reserve	(2,150,145)

Inventories, net	$68,066,602

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2019:

Leasehold improvements	$3,562,975
Machinery and equipment	34,141,942
Furniture and office equipment	9,568,623
Vehicles	368,348
Construction in progress	3,663,806

Total property and equipment	51,305,694

Less accumulated depreciation	26,551,847

Property and equipment, net	$24,753,847

Depreciation expense for the nine months ended September 30, 2019 and 2018, was $4,443,360 and $4,210,997, respectively.

NOTE F - INTANGIBLE ASSETS

Intangible assets subject to amortization consist of the following at September 30, 2019:

	Estimated useful life	Cost	Accumulated amortization	Net book value

Customer relationships	13-15 years	$83,473,550	$(33,803,845)	$49,669,705
Trademark	10-15 years	15,622,000	(5,797,050)	9,824,950
Non-competes	2-5 years	4,216,000	(4,216,000)	—
Engineering drawings	5 years	3,098,000	(3,098,000)	—
Patents	7-13 years	1,589,000	(944,470)	644,530
Intellectual property	10 years	6,750,000	(1,387,500)	5,362,500

Total intangible assets		$114,748,550	$(49,246,865)	$65,501,685

Amortization expense for the nine months ended September 30, 2019 and 2018 was $6,491,200 and $7,237,234, respectively.

NOTE G - ACCRUED EXPENSES

Accrued expenses consist of the following at September 30, 2019:

Employee compensation and benefits	$3,764,286
Customer rebates, incentives and warranty	2,883,879
Interest	3,285,299
Other	1,143,058

Total accrued expenses	$11,076,522

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

NOTE H - LONG-TERM DEBT

Long-term debt consists of the following at September 30, 2019:

Revolving credit loan	$4,995,418
Term loan	57,191,880
Third amendment term loan	4,360,167
Fourth amendment term loan	8,069,379
Fifth amendment term loan	3,610,973
Seventh amendment term loan	18,403,125
Eighth amendment term loan	14,531,250
Tenth amendment term loan	11,775,000
Delayed draw term loan	13,293,903
Subordinated debt	34,158,551

Total long-term debt	170,389,646

Less debt issuance costs	545,960

Long-term debt, net	169,843,686

Less current portion of long-term debt	3,618,932

Long-term debt, net of current portion	$166,224,754

Credit Facility

In association with the acquisition on March 4, 2014, the Company entered into a new credit facility with Bank of Montreal and several other lenders composed of (1) a term loan of $67,000,000, (2) a revolving credit loan that has a maximum draw of $15,000,000 and (3) a delayed draw term loan with a maximum draw of $20,000,000. On May 30, 2014, the credit facility was amended to add a Canadian sublimit to the current revolving credit loan of $2,000,000. On December 16, 2014, the credit facility was amended to increase the revolving credit loan to have a maximum draw of $20,000,000 as well as add an incremental term loan of $5,000,000 (referred to in the debt schedule as third amendment term loan). On February 1, 2016, $9,000,000 was borrowed under the incremental term loan (representing the fourth amendment term loan), and the credit facility was amended to increase the maximum draw on the incremental term loan an additional $20,000,000. Additionally, $9,250,000 of additional delayed draw term loan was borrowed. An additional $5,000,000 of subordinated debt was borrowed, as well. On April 1, 2016, the credit facility was amended and an additional $4,000,000 was borrowed (representing the fifth amendment term loan). On June 16, 2017, the credit facility was amended and an additional $19,500,000 was borrowed (representing the seventh amendment term loan). On March 2, 2018, the credit facility was amended and an additional $15,000,000 was borrowed (representing the eighth amendment term loan). On December 13, 2018, the credit facility was amended and an additional $12,000,000 was borrowed (representing the tenth amendment term loan). On February 27, 2019, the credit facility was amended to allow for a temporary $7,000,000 increase on the revolving credit loan. The temporary increase period ended on August 27, 2019.

The facility is collateralized by substantially all of the assets of the Company and is subject to certain restrictive covenants common to such agreements. The credit facility also mandates the maintenance of certain financial ratios, including a leverage ratio and a fixed charge coverage ratio. The Company was in compliance with all financial covenants at September 30, 2019.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

The principal of the term loan, delayed draw term loan and the amendments to the term loan shall be repaid in quarterly installments of 0.625% of the original principal balance of the term loan until the term loan maturity date, June 16, 2022, when the remaining outstanding principal and accrued and unpaid interest are due. The Company is subject to additional term loan payments if cash flows exceed amounts defined in the Excess Cash Flow provisions of the loan agreement. Interest on the term loans is paid monthly at an annual rate computed on the unpaid principal at either (1) the base rate plus 3.25% or (2) the Eurodollar base rate plus 4.25%, as defined in the credit facility. At September 30, 2019 and 2018, the effective interest rate on the term loans, with the exception of the tenth amendment, was 6.57% and 6.36%, respectively. The effective interest rate on the tenth amendment term loan was 6.57% as of September 30, 2019.

The revolving credit loan provides revolving credit borrowings, with the balance outstanding due on June 16, 2022. Interest on the revolving credit loan is paid monthly at an annual rate computed on the basis of a 365-day year on the unpaid principal at either (1) the base rate plus 3.25% or (2) the Eurodollar base rate plus 4.25%, as defined in the loan agreement. At September 30, 2019 and 2018, the effective interest rate on the Revolving Credit Loan was 8.50%.

Subordinated Debt

The Company also entered into a note purchase agreement with BB&T Capital Partners Mezzanine Fund II, LP and Teachers Insurance and Annuity Association of America for $26,250,000 on March 4, 2014. The notes bear interest at 11.75% per year, of which 10.0% per year shall be payable in cash each quarter and 1.75% per year shall be added to the principal amount each quarter on the interest payment date. On February 1, 2016, the Company borrowed an additional $5,000,000 under the note purchase agreement in connection with the acquisition of Luverne Trucking Equipment. On June 2, 2017, the note purchase agreement was amended to extend the maturity date to December 16, 2022.

See Note M for subsequent event related to long-term debt.

NOTE I - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently leases its manufacturing, warehousing and office facilities under operating leases that contain escalating lease payment terms that expire in various years through December 2030. The Company accounts for these leases using the straight-line method and the related deferred rent is recorded in accrued expenses and other long-term liabilities on the accompanying consolidated balance sheet. The Company also leases equipment under the terms of operating leases expiring on various dates through July 2024.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

The Company has two agreements with a related party to rent manufacturing and office facilities. Rent expense to the related party was $1,023,698 and $1,031,260 for the nine months ended September 30, 2019 and 2018, respectively. Total lease and rental expense to non-related parties was $4,242,018 and $3,924,790 for the nine months ended September 30, 2019 and 2018, respectively. At September 30, 2019, the approximate minimum future lease and rental payments under the non-cancelable lease agreements are as follows:

	Related party	Non-related party	Total

2019 (three months)	$341,233	$1,623,966	$1,965,199
2020	1,409,478	5,912,614	7,322,092
2021	1,455,363	5,105,250	6,560,613
2022	1,502,623	2,434,208	3,936,831
2023	1,551,302	1,208,103	2,759,405
Thereafter	12,350,479	2,151,170	14,501,649

	$18,610,478	$18,435,311	$37,045,789

Capital Leases

The Company has capitalized lease obligations for certain machinery and equipment that expire on various dates through May 2023. The capitalized lease obligations and related assets reflect the present value of future lease payments under the current lease agreements. The capitalized assets and accumulated depreciation are as follows at September 30, 2019:

Capitalized assets	$3,985,396
Accumulated depreciation	(1,458,112)

$2,527,284

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of any such litigation will not have a material adverse effect on the Company.

Self-funded Health Insurance

The Company is self-funded for its employees’ health benefits. The Company has a stop-loss coverage for costs in excess of $100,000 for 2019 and 2018 per individual per policy period. A liability of $814,740 and $418,972 for claims incurred but not paid at September 30, 2019 and 2018, respectively, has been recorded within accrued expenses on the accompanying consolidated balance sheets. Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

Curt Acquisition Holdings, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) - CONTINUED
September 30, 2019

NOTE J - EMPLOYEE BENEFIT PLAN

The Company maintains a qualified 401(k) plan and profit-sharing plan and trust under which each participant can elect to defer a portion of their compensation into the plan. All employees of the Company who are 21 years of age and have completed 90 days of eligible service, as defined, may participate in the plan. The Company has a discretionary 401(k) match program based on the performance of the Company. For the nine months ended September 30, 2019 and 2018, the Company’s match was 50% of the first 8% of employee contributions. The Company’s 401(k) match was $996,350 and $946,258 for the nine months ended September 30, 2019 and 2018, respectively. There were no discretionary employer contributions relating to the profit-sharing plan for the nine months ended September 30, 2019 and 2018.

NOTE K - RELATED-PARTY TRANSACTIONS

The Company incurred $1,261,201 and $1,202,551 in management fees to its majority owner as part of a management agreement for the nine months ended September 30, 2019 and 2018, respectively.

The Company also has two operating lease agreements with related parties. See Note I for additional discussion.

NOTE L - CUSTOMER CONCENTRATIONS

Accounts receivable from the top customer represent 22% of the Company’s accounts receivable outstanding at September 30, 2019.

Sales to the top customer represent 14% of the Company’s sales for each of the nine months ended September 30, 2019 and 2018.

Payments to the top vendor represent 12% and 13% of the Company’s cost of goods sold for the nine months ended September 30, 2019 and 2018, respectively.

NOTE M - SUBSEQUENT EVENTS

The Company evaluated its September 30, 2019 consolidated financial statements for subsequent events through February 21, 2020, the date the consolidated financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as noted below.

On November 21, 2019, the Company entered into a Stock Purchase Agreement with Lippert Components, Inc. for the purchase of the Company for cash consideration of $340 million. The acquisition closed on December 19, 2019. As part of the agreement, the Company’s credit facility (including the revolving credit loan, term loans, and delayed draw term loan), capital leases and subordinated debt were repaid in full.